Exhibit 99.1

WOODSTOCK HILLS, LLC
AUDIT REPORT

FOR THE YEARS ENDED
DECEMBER 31, 2010 AND 2009

CONTENTS

PAGE
INDEPENDENT AUDITOR’S REPORT

FINANCIAL STATEMENTS

Balance Sheets	1

Statements of Operations	2

Statements of Membership Capital	3

Statements of Cash Flows	4

Notes to Financial Statements	5

INDEPENDENT AUDITOR'S REPORT

To the Members
Woodstock Hills, LLC

We have audited the accompanying balance sheets of Woodstock Hills, LLC (a Limited Liability Company) as of December 31, 2010 and 2009, and the related statements of income, membership capital, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Woodstock Hills, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 11 to the financial statements, the Company has suffered a loss from operations which raises substantial doubt about its ability to meet its financial obligations and continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hoffman & Brost, PLLP

Hoffman & Brobst, PLLP
Certified Public Accountants
Marshall, Minnesota

April 22, 2011

 WOODSTOCK HILLS, LLC
 BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

ASSETS	2010	2009
CURRENT ASSETS
Cash and Cash Equivalents	$140,251	$229,694
Certificate of Deposit	-	37,684
Accounts Receivable	64,556	70,895
Accrued Interest Receivable	-	400
Prepaid Management Fees-Related Party	14,435	14,435
Prepaid Letter of Credit Fees	14,513	-
Prepaid Insurance	10,501	10,366
TOTAL CURRENT ASSETS	244,256	363,474

PROPERTY AND EQUIPMENT (NET)	4,493,369	5,055,040

OTHER ASSETS
Financing Costs	17,166	-
Less: Accumulated Amortization	(143)	-
TOTAL OTHER ASSETS	17,023	-

TOTAL ASSETS	$4,754,648	$5,418,514

LIABILITIES AND MEMBERSHIP CAPITAL
CURRENT LIABILITIES
Accounts Payable	$6,133	$-
Accounts Payable-Related Party	5,025	27,994
Due to Local Member-Related Party	235	235
Accrued Property Taxes	7,079	7,794
Accrued Interest-Related Party	-	30,017
Accrued Interest	3,037	-
Accrued Credit Fees-Related Party	-	4,880
Current Portion of Long-Term Debt-Related Party	251,842	570,816
TOTAL CURRENT LIABILITIES	273,351	641,736

LONG-TERM LIABILITIES
Long-Term Debt, Net of Current Portion-Related Party	1,168,158	1,234,689
Deferred Revenue	3,746,964	3,534,320
TOTAL LONG-TERM LIABILITIES	4,915,122	4,769,009

MEMBERSHIP CAPITAL	(433,825)	7,769

TOTAL LIABILITIES AND MEMBERSHIP CAPITAL	$4,754,648	$5,418,514

The accompanying notes are an integral part of these statements.

 WOODSTOCK HILLS, LLC
 STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

NET SALES	$695,760	$761,226

OPERATING EXPENSES
Depreciation	561,671	392,669
Amortization	143	-
Turbine Maintenance Contracts	-	88,133
Turbine Maintenance Contracts-Related Party	227,842	-
Maintenance-Related Party	23,595	25,740
Maintenance Technician	390	-
Repairs	9,811	41,354
Repairs-Related Party	30,701	162,609
Management Fees-Related Party	15,623	20,416
Management Fees	1,555	1,395
Property Tax	7,033	7,753
Insurance	44,092	47,850
General and Administrative Fees-Related Party	16,500	18,000
Land Lease	17,000	17,000
Working Capital Fee	389	10,028
Working Capital Fee-Related Party	9,952	-
Letter of Credit Fee	198	17,821
Letter of Credit Fee-Related Party	17,856	-
Telephone-Related Party	2,157	2,218
Professional Fees	16,409	6,165
Miscellaneous Office	56	-
Bank Charges	728	974
Minnesota Minimum Fee	2,000	2,000
Loss from Asset Impairment	-	2,545,650
TOTAL OPERATING EXPENSES	1,005,701	3,407,775

INCOME (LOSS) FROM OPERATIONS	(309,941)	(2,646,549)

OTHER INCOME (EXPENSE)
Interest Income	194	743
Interest Expense-Related Party	(128,810)	(174,620)
Interest Expense	(3,037)	-
TOTAL OTHER INCOME (EXPENSE)	(131,653)	(173,877)

NET INCOME (LOSS)	$(441,594)	$(2,820,426)

 The accompanying notes are an integral part of these statements.

 WOODSTOCK HILLS, LLC
 STATEMENTS OF MEMBERSHIP CAPITAL
 FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Mission Funding Zeta	Heller Financial Inc.	Daniel Juhl	Total

MEMBERSHIP CAPITAL, DECEMBER 31, 2008	$1,332,916	$1,495,388	$(109)	$2,828,195

Membership Capital Contributions	-	-	-	-

Membership Capital Distributions	-	-	-	-

Net Income (Loss)	(2,115,320)	(705,106)	-	(2,820,426)

MEMBERSHIP CAPITAL, DECEMBER 31, 2009	(782,404)	790,282	(109)	7,769

Membership Capital Contributions	-	-	-	-

Membership Capital Distributions	-	-	-	-

Net Income (Loss)	(331,196)	(110,398)	-	(441,594)

MEMBERSHIP CAPITAL, DECEMBER 31, 2010	$(1,113,600)	$679,884	$(109)	$(433,825)

 The accompanying notes are an integral part of these statements.

 WOODSTOCK HILLS, LLC
 STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Cash Received From Customers	$914,743	$1,098,408
Cash Paid To Suppliers	(480,966)	(394,365)
Interest Received	594	867
Interest Paid	(158,827)	(185,775)
NET CASH PROVIDED BY OPERATING ACTIVITIES	275,544	519,135

CASH FLOWS FROM INVESTING ACTIVITIES
Redemption of Certificate of Deposit	37,684	(739)
NET CASH USED IN INVESTING ACTIVITIES	37,684	(739)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Long-Term Debt	(385,505)	(537,138)
Loan Costs Incured for New Financing	(17,166)	-
NET CASH USED IN FINANCING ACTIVITIES	(402,671)	(537,138)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(89,443)	(18,742)

CASH AND CASH EQUIVALENTS, BEGINNING	229,694	248,436

CASH AND CASH EQUIVALENTS, ENDING	$140,251	$229,694

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income (Loss)	$(441,594)	$(2,820,426)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation	561,671	392,669
Amortization	143	-
Loss From Asset Impairment	-	2,545,650
(Increase) Decrease in:
Accounts Receivable	6,339	77,625
Interest Receivable	400	124
Prepaid Expenses	(14,648)	56,504
Increase (Decrease) In:
Accounts Payable	(16,836)	20,324
Accrued Expenses	(715)	(1,457)
Accrued Interest	(26,980)	(11,155)
Accrued Credit Fee	(4,880)	(280)
Deferred Revenue	212,644	259,557
NET CASH PROVIDED BY OPERATING ACTIVITIES	$275,544	$519,135

 The accompanying notes are an integral part of these statements.

WOODSTOCK HILLS, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF BUSINESS

Woodstock Hills, LLC was formed to construct and operate a 10.2-megawatt wind powered electric generating facility.  This facility consists of seventeen wind turbines constructed on the Buffalo Ridge in Pipestone County, Minnesota.  The long-term operation and profitability of the LLC is highly dependent on the amount of wind in the area of the facility.  All electricity produced by the wind farm is sold to Xcel Energy and the LLC is economically dependent on Xcel Energy.

USE OF ESTIMATES

The LLC uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing the financial statements.

CASH AND CASH EQUIVALENTS
For the purposes of presenting cash flows, investments with original maturities of three months or less are considered to be cash equivalents.

ACCOUNTS RECEIVABLE

The LLC grants credit, in the normal course of business, to Xcel Energy.  The LLC generally extends credit on an unsecured basis.  An account is considered impaired when, based on current information and events, it is probable that the LLC will be unable to collect the balance due.  The LLC does not have any accounts receivable balances that are greater than 30 days past due.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

No allowance for bad debts is computed because it is reasonably expected that all accounts receivable will be collectible.  In the event that the receivable becomes uncollectible as determined by management, it is the LLC’s policy to use the direct write-off method to record the bad debt.

REVENUE RECOGNITION
The LLC recognizes and records revenues when earned.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Major renewals and improvements are capitalized, while replacements, maintenance, and repairs, which do not improve or extend the life of the respective assets, are expensed currently.  When items are sold or otherwise disposed of, the cost and accumulated depreciation of such items are removed from the accounts.  Gains and losses from the sale or abandonment of such items are realized in the period in which the disposal occurred.

Depreciation of property and equipment is calculated using the straight-line method of depreciation over the estimated useful lives of the assets, which is 20 years.

FINANCING COSTS

Costs associated with the First Farmers & Merchants National Bank financing are being amortized using the straight-line method over the life of the term loan, which is 5 years.  Amortization began December 15, 2010.

INCOME TAXES

The LLC is organized as a limited liability company under the state of Delaware statutes.  This type of organization is taxed as a partnership for federal and state income tax purposes.  Under these provisions of partnership taxation, the LLC’s members are taxed individually on their share of the LLC’s net income or loss.  The allocation of net income or loss and tax credits is based upon the allocation percentages in the Limited Liability Company Agreement.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)
INCOME TAXES (Cont’d)

In accordance with FASB ASC 740, the Company must recognize the tax effects of any uncertain tax positions it may adopt, if the position taken is more likely than not sustainable.  If a tax position meets such criteria, the tax effect to be recognized by the Company would be the largest amount of benefit with more than a 50% chance of being realized upon settlement.  The Company has determined that there are no uncertain tax positions adopted that meet this criteria.  Tax years that remain subject to examination by major tax jurisdictions include the current year and two preceding years.

LIMITED LIABILITY COMPANY
As a limited liability company, each member’s liability is limited to amounts reflected in their respective member accounts plus any debt for which a personal guarantee has been given.

CREDIT RISK
The LLC maintains bank deposits, which may be at times in excess of FDIC insurance coverage. A potential loss exposure exists to the extent of any deposits in excess of federally insured limits.

The LLC grants credit to Xcel Energy on an unsecured basis.

PRODUCTION TAX

Pursuant to the provisions of Minnesota Statute 272.029, the LLC is required to pay the Wind Energy Production Tax.  The production tax paid is .036% of the previous year’s production and is due on or before May 15th to the Treasurer of the county in which the turbine is located.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of the LLC’s accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments.  The carrying amount of debt approximates fair value due to the inability of the notes to trade in an outside market, and their stated interest rates approximating market rates.

2.	PROPERTY AND EQUIPMENT
Details of property and equipment are as follows:

	2009	Additions	2010
COST:
Wind Turbines	$11,780,070		$11,780,070

ACCUMULATED DEPRECIATION:
Wind Turbines	6,725,030	$561,671	7,286,701

NET PROPERTY AND EQUIPMENT	$5,055,040		$4,493,369

3	INTANGIBLE ASSETS

Financing costs of $17,023 and $-0- (net of accumulated amortization of $143 and $-0-) as of December 31, 2010 and 2009, respectively, have been capitalized and amortized over the term loan, which is 5 years.  Amortization charged to operation was $143 and $-0- for the years ended December 31, 2010 and 2009, respectively.  The estimated amortization of the remaining asset balance for the next five years is as follows: $3,433 annually for the years ended December 31, 2011 through 2014 and $3,291 for the year ended December 31, 2015.

4.	LONG-TERM DEBT
	2010	2009
The LLC had issued a note payable to Heller Financial, Inc., a member of the LLC, payable in quarterly payments of principal and interest at 8.55% per annum through October 15, 2012. This note was secured by LLC assets and was paid in full on December 17, 2010.	$-	$1,805,505

The LLC has issued a note payable to First Farmers & Merchants National Bank payable in quarterly payments of principal and interest at 5.5% per annum through January 1, 2016. This note is secured by LLC assets.	1,420,000	-
TOTAL LONG-TERM DEBT	1,420,000	1,805,505
LESS: CURRENT PORTION	251,842	570,816
TOTAL LONG-TERM INSTALLMENTS	$1,168,158	$1,234,689

The scheduled aggregate principal payments of long-term debt are as follows:

2011	$251,842
2012	269,371
2013	284,495
2014	300,467
2015	313,825
Total	$1,420,000

Related interest expense paid of $128,810, as disclosed on the face of the financial statements, is to Heller Financial, Inc., a related party.

In addition, Heller Financial, Inc., a related party, made available a $500,000 working capital loan, which could have been used solely for making principal and interest payments on the term note and to make payment of operating expenses pursuant to the operating budget.  The working capital loan was secured by LLC assets and was due in full on the maturity date of the term loan along with all unpaid interest.  This working capital loan was paid on December 17, 2010.

The LLC paid a monthly fee to a related party, Heller Financial, Inc., to secure a letter of credit.  This letter of credit, in the amount of $755,000, was provided by Wells Fargo Bank.  This letter of credit assured that the LLC would comply with the terms of the Power Purchase Agreement.  The letter of credit could have been drawn upon if there was a default in the Power Purchase Agreement.  This letter of credit was paid on December 17, 2010.

Accrued credit fees, related working capital fees, and letter of credit fees paid, as disclosed on the face of the financial statements, are to Heller Financial, Inc., a related party.

Accrued interest due at December 31, 2010, as disclosed on the face of the financial statements, is to First Farmers & Merchants National Bank.

Accrued interest due at December 31, 2009, as disclosed on the face of the financial statement is to Heller Financial, Inc., a related party.

4.	LONG-TERM DEBT (Cont’d)

The LLC pays a quarterly fee to the First Farmers & Merchants National Bank to provide a $500,000 letter of credit to Northern States Power or its assignees.  This $500,000 payment reserve is to be funded over time with an initial deposit of $50,000 made on December 17, 2010 and minimum payments of $28,125 per quarter with the first payment to be made on April 1, 2012.   This letter of credit assures that the LLC will comply with the terms of the Power Purchase Agreement.  The letter of credit can be drawn upon if there is a default in the Power Purchase Agreement.

The LLC pays a quarterly fee to the First Farmers & Merchants National Bank to provide a $255,000 letter of credit to Northern States Power or its assignees.  This $255,000 payment reserve is to be funded over time with minimum payments of $12,750 per quarter with the first payment to be made on April 1, 2011.   This letter of credit assures that the LLC will comply with the terms of the Power Purchase Agreement.  The letter of credit can be drawn upon if there is a default in the Power Purchase Agreement.

The LLC will also pay a quarterly fee to the First Farmers & Merchants National Bank to maintain a maintenance and repair reserve of $250,000.  This reserve is to be funded over time with minimum payments of $31,250 per quarter with the first payment to be made on April 1, 2011.

5.	WIND GENERATION PURCHASE AGREEMENT

The LLC has assumed a wind generation purchase agreement with Xcel Energy, whereby Xcel Energy agrees to purchase and the LLC agrees to sell all the electricity produced by the facility at a predetermined guaranteed price through April 30, 2035. The guaranteed price per megawatt hour varies from year to year, with a first year price of $48.25 per megawatt hour declining to $15.98 by year 2021 and then rising again to $25.31 by year 2034.

In accordance with generally accepted accounting principles revenue levelization is required whenever there is a variable de-escalating pricing power purchase agreement as detailed above.  This requires that the revenue be levelized over the term of the agreement.  The revenue recognized is the lesser of the amount billable under the contract, or the amount determined by the megawatt hours made available during the period multiplied by the average revenue per megawatt hour over the life of the power purchase agreement.  This calculation is made annually based on the cumulative amounts that would have been recognized had each method been consistently applied from the beginning of the contract term.

Revenue deferred under this calculation at December 31, 2010 and 2009 is $3,746,964 and $3,534,320, respectively.

6.	COMMITMENTS MAINTENANCE CONTRACT

The LLC had contracted maintenance services on the wind turbines for a five-year period ending May 20, 2009. This agreement with Vesta – American Wind Technology, Inc. was not extended.  This agreement called for quarterly payments payable in advance.  These payments were increased annually based on the amount of the Consumer Price Index for the preceding year.   Expense recognized under this agreement for the years ended December 31, 2010 and 2009 is $-0- and $88,133, respectively.

The LLC has contracted maintenance services with Juhl Energy Services, Inc., a related party, for a one year period ending February 11, 2011.  The Service and Maintenance Agreement calls for an annual fee of $15,125 per wind turbine per year payable in advance in equal quarterly installments of $64,281. Expense recognized under this agreement for the years ended December 31, 2010 and 2009 is $227,841 and $-0-, respectively.  This Agreement was extended as discussed in Note 10 to the financial statements.

6.	COMMITMENTS (Cont’d) LAND LEASE

The LLC has assumed responsibility of a lease agreement with landholders for the lease of the real estate for the construction of the facility.  These agreements are for a duration of 30 years with the LLC having the option to extend the agreement for an additional 15 years.  Under the terms of the lease, the LLC is required to make lease payments annually of $1,000 per turbine or 1% of the gross revenues from the sale of electricity, whichever is greater.  At the beginning of the thirteenth and fifteenth year the rental amount can be renegotiated, but in all cases the minimum rental amount can be no less than $1,000 per turbine and no greater than 3% of the gross revenues from the sale of electricity.

The minimum lease payments for the next five years under the lease agreement are as follows:

2011	$17,000
2012	$17,000
2013	$17,000
2014	$17,000
2015	$17,000

7.	RELATED PARTY TRANSACTIONS AND AGREEMENTS Management

The LLC has also entered into an agreement with Daniel Juhl, a member, doing business as Juhl Energy Services, Inc. to manage the wind farm on an ongoing basis.  The management fee will be equal to 2% of the total annual gross revenues received by the LLC from the sale of electricity, paid on a monthly basis.

An additional managers incentive fee, calculated at 2% of gross electric sales revenue not to exceed 50% of available cash flow, is payable annually.  Amounts under these management agreements with Juhl Energy Services, Inc. are $15,623 and $20,416 for the years ended December 31, 2010 and 2009, respectively.  At December 31, 2010 and 2009, $-0- and $-0-, respectively, was payable to Juhl Energy Services, Inc. for these management agreements.

In addition to the above manager fees, Daniel Juhl is eligible for an availability/o&m performance fee, calculated as the lesser of $25,000 or the product of availability performance and favorable variance between budget and actual operation and management expenditures payable on an annual basis.  There were no amounts due under this fee for 2010 or 2009.

General, Administrative and Maintenance Services
In addition, Juhl Energy Services, Inc. also provides general, administrative and maintenance services for the company.  Payments for these services are $40,095 and $43,740 for the years ended December 31, 2010 and 2009, respectively.

The LLC reimburses Juhl Energy Services, Inc. for telephone expense.  Amounts paid for telephone expense to Juhl Energy Services, Inc. are $2,157 and $2,218 for the years ended December 31, 2010 and 2009, respectively.

Repairs
At December 31, 2010 and 2009, repairs-related party, as disclosed on the face of the financial statements, were $30,701 and $162,609 respectively.  The detail of this account balance is as follows:

	2010	2009
Juhl Energy Services, Inc.	$30,701	$157,976
Edison Mission Energy	-	505
Juhl Energy Development, Inc.	-	4,128
TOTAL	$30,701	$162,609

7.	RELATED PARTY TRANSACTIONS AND AGREEMENTS (Cont’d) Ownership

Per the membership agreement, all cash, income, gain, loss, deduction and production tax credits pursuant to Section 45 will be allocated to Mission Funding Zeta and Heller Financial, Inc.  At the later of the expiration of the Section 45 credits, or the realization of a cumulative annual after tax internal rate of return of 18%, or realization of a pretax profit, Mission Funding Zeta and Heller Financial, Inc.’s share and profit sharing percentage will be reduced to 15% and 5%, respectively, and Daniel Juhl’s share will increase to 80%.

Prepaid Management Fees
At December 31, 2010 and 2009, prepaid management fees-related party, as disclosed on the face of the financial statements, were to Juhl Energy Services, Inc. in the amount of $14,435 and $14,435 respectively.

Accounts Payable
At December 31, 2010 and 2009, accounts payable-related party, as disclosed on the face of the financial statements, was to Juhl Energy Services, Inc. in the amount of $5,025 and $27,994, respectively.

Amounts Due To/From Related Parties
At December 31, 2010 and 2009, as disclosed on the face of the financial statements, $235 and $235, respectively, was payable to the local member (the minority owner).  The due to local member was unchanged in 2010.  The due to related parties are unsecured and are not accruing interest.

8.	UNASSSERTED CLAIMS AND ASSESSMENTS

Woodstock Hills, LLC is party to a power purchase agreement (“PPA”) with Northern States Power Company (“NSP”) pursuant to which the LLC sells capacity and energy produced by its wind energy conversion facility to NSP.  The PPA contains no provisions addressing the existence or ownership of renewable energy credits or similar intangible environmental attributes created by the LLC’s generation of electricity using renewable energy sources.  NSP and the LLC disagree as to who owns such attributes produced by the LLC, and it is expected that NSP will, in some fashion, assert a formal claim for the attributes.  If NSP were to do so and prevailed on the claim, there would be no monetary payment or other cost to the LLC as a result; NSP’s entitlement to the attributes would merely be confirmed.  If the LLC was to prevail, the LLC would be able to sell the attributes in the market and increase it revenues and income accordingly.

9.	ASSET RETIREMENT OBLIGATIONS

At the time the turbines are retired or end of the land lease, the LLC has an obligation to restore the real estate to its original condition prior to the land lease agreement.  This includes removal of all personal property and concrete foundations.  At December 31, 2010 and 2009, an estimated fair value of this obligation was undeterminable.  It is, however, reasonably certain the salvage value of the scrap metal from the wind turbines would cover any expenses for restoration of the real estate.

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 22, 2011 for potential disclosure.  This is the date the financial statements were available to be issued.

Juhl Wind, Inc. is in the process of purchasing all of the wind farm assets of the LLC by buying the ownership interests of Mission Funding Zeta and Heller Financial, Inc.   As of the date of this report the transaction has not been completed.  The majority of the stock of Juhl Wind, Inc. is owned by Daniel Juhl, related party of the LLC.

The LLC amended its Service and Maintenance Agreement with Juhl Energy Services, Inc. effective February 10, 2011.  The agreement calls for an automatic renewal on each anniversary date with an annual fee of $15,125 per wind turbine per year payable in advance.  This annual fee is increased annually by the rate of inflation.

11.	GOING-CONCERN

The LLC incurred a net loss during the current and previous year.  In addition, continued decreases in cash and cash equivalents resulted in negative working capital for the current and previous year.  The trend of continued net loss and decrease in cash and cash equivalents indicates that there may be a concern as to whether the LLC can meet required financial obligations during the next year.

Management has recognized the weak financial condition of the LLC and restructured the LLC’s debt during the current year.  It appears that based on projected revenues for the LLC and the restructured debt, it should be able to meet its financial obligations for the next twelve months.

12.	CHANGE IN ESTIMATE

Prior to January 1, 2010, the turbine assets had an estimated useful life of 30 years and were depreciated over that life.  However, on January 1, 2010, management determined that the useful life of the turbines was 20 years and changed the depreciation to be calculated over 20 years rather than 30 years.  The turbine assets are to be fully depreciated at December 31, 2018.  The useful life change was considered a change in an estimate with the change going forward only.  This change in estimate affects the net income of future periods.

This change in estimate decreases the current year net income as follows:

30 Years	20 Years	Net Decrease
$ 392,670	$ 561,671	$ 169,001

13.	LOSS FROM ASSET IMPAIRMENT

During 2009, the LLC recorded an asset impairment loss on its wind turbines.  This equipment had a significantly reduced value due to the fact that the LLC has a fixed power purchase contract to sell its future power (see Note 5).  The December 31, 2009 book value of the wind turbines was reduced to the future expected cash flows of the LLC until 2019 when the LLC is projected to have a permanently negative cash flow from operations, plus any amount of deferred revenue associated with the wind turbines.  The resulting loss of $2,545,650 was charged to 2009 operating expenses on the income statement. The remaining valuation ascribed to the wind turbines as of December 31, 2009 was $5,055,040.